UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 22, 2011

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events

On November 9, 2011, Park National Corporation (“Park”) filed its Quarterly Report on Form 10-Q (the “Third Quarter Form 10-Q”) discussing financial results and management’s discussion and analysis for the three and nine months ended September 30, 2011.  Within the Third Quarter Form 10-Q, management included discussion of sales of other real estate owned (OREO) held at Vision Bank and SE Property Holdings LLC (SE Property Holdings), a subsidiary of Park’s parent company, through the first nine months of 2011.  Through September 30, 2011, sales of OREO resulted in proceeds of approximately $10.8 million for assets with a book value prior to sale of approximately $10.4 million, resulting in a gain of $448,000.

Throughout 2011, OREO devaluations have been significant as a result of new real estate appraisals, many of which showed declines in property values when compared to the appraisals received in 2010.  As discussed in Park’s Third Quarter Form 10-Q, OREO devaluations for Park were $1.7 million for the third quarter of 2011 and $11.3 million for the first nine months of 2011. The majority of these devaluations related to OREO assets held by Vision Bank or SE Property Holdings. Through November 18, 2011, OREO devaluations at Vision Bank and SE Property Holdings were $10.0 million, while total OREO devaluations for Park were $11.4 million.

Management expects that OREO devaluations will be much less during the fourth quarter of 2011, as most of the OREO has already been reappraised in 2011 and management believes values have started to stabilize in Vision Bank's markets.  During the fourth quarter of 2011, management expects to receive new appraisals related to approximately $2.5 million of OREO which have not previously been appraised in 2011.

SE Property Holdings continued to sell OREO properties in the fourth quarter, and in October 2011, held auctions in both Alabama and Florida to sell additional OREO properties.  The table below provides the results of OREO sales and the OREO auction results.

SE Property Holdings, LLC
OREO Sales in Q4 2011

($ in thousands)	Book value	Cash received	Gain/(loss) on sale
OREO auction - closed sales	$5,638	$6,080	$442
Other OREO sales – closed	2,966	2,778	(188)
Total OREO sales – closed	$8,604	$8,858	$254

OREO auction sales expected to close in Q4 2011	1,213
Total OREO sales through November 18, 2011	$9,817

Management expects that the remaining OREO auction sales will close during the fourth quarter of 2011 and result in a modest gain.

As discussed in the Third Quarter Form 10-Q, management considers the sales that have occurred in 2011 to be an indication that real estate prices within Vision Bank’s footprint may be stabilizing.  The OREO auction results provide further support of stabilization in the real estate market.  The table below provides a rollforward of OREO assets from December 31, 2010 through November 18, 2011, incorporating information related to OREO devaluations and sales that have occurred throughout 2011.

OREO Rollforward
December 31, 2010 through November 18, 2011

(in thousands)	Balance	Gain/(loss) on sale
OREO balance, December 31, 2010	$35,940
OREO devaluations - 2011	(6,530)
Sales of OREO - 2011	(12,485)	637
Balance at November 18, 2011	$16,925	$637

New OREO in 2011	$24,073
New OREO devaluations - 2011	(3,451)
Sales of new OREO - 2011	(6,532)	65
Balance at November 18, 2011	$14,090	$65

Total OREO at November 18, 2011	$31,015
Valuation allowance at November 18, 2011	(750)
Net OREO balance November 18, 2011	$30,265	$702

Year to date, through November 18, 2011, sales of OREO properties (closed sales only) held at Vision Bank and SE Property Holdings have resulted in proceeds of approximately $19.7 million for assets with a book value prior to sale of approximately $19.0 million, resulting in a gain of $702,000.  Management plans to continue to aggressively market the remaining OREO assets of $30.3 million in the SE Property Holdings portfolio.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This Current Report on Form 8-K contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park’s loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park’s ability to sell OREO properties at prices as favorable as anticipated; Park’s ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; the effect of fiscal and governmental policies of the United States federal government; demand for loans in the respective market areas served by Park and its subsidiaries, and other risk factors relating to the banking industry as detailed from time to time in Park’s reports filed with the Securities and Exchange Commission including those described in “Item 1A. Risk Factors” of Part I of Park’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the period ended September 30, 2011.  In addition, forward-looking statements in this Current Report on Form 8-K are subject to risks and uncertainties related to the contemplated transactions in the Purchase Agreement, such as: closing the transaction is dependent on the receipt of regulatory and other approvals and the satisfaction of specified conditions for closing, the timing of which cannot be predicted at this point; and Park’s ability to achieve expected results as a result of the contemplated transactions.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: November 22, 2011	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer